Exhibit 4.1
Form of Linn Energy, LLC Unit Certificate
[Front Side of Certificate]

UNITS REPRESENTING MEMBERSHIP INTERESTS	UNITS REPRESENTING MEMBERSHIP INTERESTS

THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA, JERSEY CITY, NJ AND NEW YORK, NY

LINN ENERGY, LLC FORMED UNDER THE LAWS OF THE STATE OF DELAWARE

THIS CERTIFIES THAT	CUSIP SEE REVERSE SIDE FOR CERTAIN DEFINITIONS

is the owner of

UNITS REPRESENTING MEMBERSHIP INTERESTS IN
      Linn Energy, LLC (hereinafter called the “Company”), transferable on the books of the Company in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the units represented hereby are issued and shall be held subject to all of the terms and provisions of the Second Amended and Restated Limited Liability Company Agreement, as amended, supplemented or restated from time to time (the “Company Agreement”), of the Company (copies of which are on file with the Company and with the Transfer Agent), to all of which each holder, by acceptance hereof, assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
      Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

DATED: <<Month Day, Year>>

President and Chief Executive Officer	COUNTERSIGNED AND REGISTERED COMPUTERSHARE TRUST COMPANY, N.A. TRANSFER AGENT AND REGISTRAR,

Secretary	By:

AUTHORIZED SIGNATURE

[Reverse Side of Certificate]
LINN ENERGY, LLC
THE HOLDER HEREOF, BY ACCEPTING THIS CERTIFICATE, IS DEEMED TO HAVE (i) REQUESTED ADMISSION AS, AND AGREED TO BECOME A MEMBER AND TO HAVE AGREED TO COMPLY WITH AND BE BOUND BY AND TO HAVE EXECUTED THE COMPANY AGREEMENT, (ii) REPRESENTED AND WARRANTED THAT THE HOLDER HAS ALL RIGHT, POWER AND AUTHORITY AND, IF AN INDIVIDUAL, THE CAPACITY NECESSARY TO ENTER INTO THE COMPANY AGREEMENT, (iii) GRANTED THE POWERS OF ATTORNEY PROVIDED FOR IN THE COMPANY AGREEMENT AND (iv) MADE THE WAIVERS AND GIVEN THE CONSENTS AND APPROVALS CONTAINED IN THE COMPANY AGREEMENT.
      The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN-COM —	as tenants in common	UNIF GIFT MIN ACT —		Custodian
			(Cust)		(Minor)
TEN-ENT —	as tenants by the entireties	under Uniform Gifts to Minors Act
(State)
JT TEN —	as joint tenants with the right of	UNIF TRF MIN ACT	Custodian (until age )
	Survivorship and not as tenants		(Cust)		(Minor)
	in common	under Uniform Transfers to Minors Act
(State)
Additional abbreviations may also be used though not in the above list.
      THE BOARD OF DIRECTORS OF THE COMPANY MAY REQUIRE THE OWNER OF A LOST OR DESTROYED UNIT CERTIFICATE, OR HIS LEGAL REPRESENTATIVES, TO GIVE THE COMPANY A BOND TO INDEMNIFY IT AND ITS TRANSFER AGENTS AND REGISTRARS AGAINST ANY CLAIM THAT MAY BE MADE AGAINST THEM ON ACCOUNT OF THE ALLEGED LOSS OR DESTRUCTION OF ANY SUCH CERTIFICATE.
      For value received,                      hereby sells, assigns and transfers unto (please insert social security or other identifying number of assignee)

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

of the units represented by the within Certificate, subject to the Company Agreement, and does hereby irrevocably constitute and appoint                                                                                                      attorney-in-fact to transfer the said units on the books of Linn Energy, LLC with full power of substitution in the premises.

Dated:

Signature:

Signature:

NOTICE: The Signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.	Signature(s) Guaranteed: Medallion Guarantee Stamp
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO E.E.C. RULE 17Ad-15
NO TRANSFER OF THE UNITS EVIDENCED HEREBY WILL BE REGISTERED ON THE BOOKS OF LINN ENERGY, LLC, UNLESS THE CERTIFICATE EVIDENCING THE UNITS TO BE TRANSFERRED IS SURRENDERED FOR REGISTRATION OF TRANSFER.